Exhibit 99.1

November 6, 2025

RAVE Restaurant Group, Inc. Reports First Quarter 2026 Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter of fiscal 2026 ended September 28, 2025.

First Quarter Highlights:

•	The Company recorded net income of $0.6 million for the first quarter of fiscal 2026, a 22.6% increase from the same period of the prior year.

•	Income before taxes increased by 22.4% to $0.9 million for the first quarter of fiscal 2026 compared to the same period of the prior year.

•	Total revenue increased by $0.1 million to $3.2 million for the first quarter of fiscal 2026 compared to the same period of the prior year, a 5.3% increase.

•	Adjusted EBITDA increased by $0.1 million to $0.8 million for the first quarter of fiscal 2026 compared to the same period of the prior year, a 15.3% increase.

•	On a fully diluted basis, net income per share increased by $0.01 to $0.05 for the first quarter of fiscal 2026 compared to $0.04 in the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 8.1% in the first quarter of fiscal 2026 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 9.1% in the first quarter of fiscal 2026 compared to the same period of the prior year.

•	Cash and short-term investments totaled $10.6 million on September 28, 2025.

•	Pizza Inn domestic unit count finished the quarter at 96.

•	Pizza Inn international unit count finished the quarter at 20.

•	Pie Five domestic unit count finished the quarter at 17.

“Quarter One represented our 22nd consecutive quarter of profitability as we continue to deliver profitable operating results” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.

“I am proud of how flawlessly our team and franchise partners delivered both on our value strategy of I$8 at Pizza Inn and the Best Salad Bar in Town with house-made ranch dressing promotion in the first quarter and am even further impressed with the achieved results,” continued Solano. “Twelve restaurants continued the I$8 promotion from the fourth quarter through the start the first quarter and two more joined during the quarter. We plan on adding even more restaurants to the I$8 promotion in January with a supported media campaign to drive post-holiday traffic in a month where consumers gravitate to value offerings as an increased number of franchisees have seen the benefit of the promotion that drives traffic while maintaining margin. We are pleased to be able to present the offer to even more Pizza Inn guests in the future.”

Solano added, “While 8.1 percent domestic same store sales growth in the first quarter was spectacular, we are also starting to see the fruits of our development team’s efforts to build new store sales at Pizza Inn. We opened one buffet restaurant in North Texas in the first quarter which readied the construction and training teams for the multiple openings we have currently scheduled for the second quarter. We believe the groundwork is in place for Pizza Inn to increase net buffet store count for the fifth consecutive year.”

Chief Financial Officer Jay Rooney added, “Comparable store sales growth in the first quarter at Pizza Inn along with disciplined management of corporate expenses delivered a quality earnings increase from the prior year first quarter. Q1 operating income increasing by 23.5% year-over-year is a great way to start the fiscal year. Increased cash from operations has helped build our cash and short-term investment balance to over $10.5 million, further strengthening our balance sheet.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying consolidated financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the timing to complete as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

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About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn’s house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America’s favorite hometown pizza place. These, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five’s craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024
REVENUES	$3,213	$3,050

COSTS AND EXPENSES
General and administrative expenses	1,378	1,420
Franchise expenses	1,037	995
Provision (recovery) for credit losses	4	(17)
Depreciation and amortization expense	42	43
Total costs and expenses	2,461	2,441
OPERATING INCOME	752	609
Interest income	91	82
Other income	8	4
INCOME BEFORE TAXES	851	695
Income tax expense	206	169
NET INCOME	$645	$526

INCOME PER SHARE OF COMMON STOCK
Basic	$0.05	$0.04
Diluted	$0.05	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,212	14,587
Diluted	14,277	14,799

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 28, 2025	June 29, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,397	$2,859
Short-term investments	9,159	7,024
Accounts receivable, less allowance for credit losses of $35 and $31, respectively	1,081	1,171
Notes receivable, current	46	45
Assets held for sale	40	38
Deferred contract charges, current	21	21
Prepaid expenses and other current assets	486	335
Total current assets	12,230	11,493

LONG-TERM ASSETS
Property and equipment, net	124	137
Operating lease right-of-use assets, net	413	489
Intangible assets definite-lived, net	161	182
Notes receivable, net of current portion	63	75
Deferred tax asset, net	3,820	3,995
Deferred contract charges, net of current portion	194	186
Total assets	$17,005	$16,557

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$286	$207
Accrued expenses	856	855
Operating lease liabilities, current	374	370
Deferred revenues, current	99	308
Total current liabilities	1,615	1,740

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	111	206
Deferred revenues, net of current portion	442	457
Total liabilities	2,168	2,403

COMMITMENTS AND CONTINGENCIES (SEE NOTE C)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,647,171 and 25,647,171 shares, respectively; outstanding 14,211,566 and 14,211,566 shares, respectively	256	256
Additional paid-in capital	37,554	37,516
Retained earnings	8,259	7,614
Treasury stock, at cost
Shares in treasury: 11,435,605 and 11,435,605 respectively	(31,232)	(31,232)
Total shareholders’ equity	14,837	14,154

Total liabilities and shareholders’ equity	$17,005	$16,557

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$645	$526
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short-term investment	(75)	(66)
Stock-based compensation expense	38	73
Depreciation and amortization	21	23
Amortization of operating lease right-of-use assets	76	97
Amortization of definite-lived intangible assets	21	20
Non-cash lease expense	5	9
Provision (recovery) for credit losses	4	(17)
Deferred income tax	175	143
Changes in operating assets and liabilities:
Accounts receivable	86	63
Notes receivable	11	10
Deferred contract charges	(8)	(36)
Prepaid expenses and other current assets	(151)	(173)
Accounts payable - trade	79	84
Accrued expenses	1	59
Operating lease liabilities	(96)	(118)
Deferred revenues	(224)	(167)
Cash provided by operating activities	608	530

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(4,300)	(5,039)
Maturities of short-term investments	2,240	3,000
Purchase of assets held for sale	(4)	—
Proceeds from sale of assets held for sale	2	6
Purchase of property and equipment	(8)	—
Cash used in investing activities	(2,070)	(2,033)
Net decrease in cash and cash equivalents	(1,462)	(1,503)
Cash and cash equivalents, beginning of period	2,859	2,886
Cash and cash equivalents, end of period	$1,397	$1,383

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$67	$50

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024
Net income	$645	$526
Interest income	(91)	(82)
Income taxes	206	169
Depreciation and amortization	42	43
EBITDA	$802	$656
Stock-based compensation expense	38	73
Franchisee default and closed store revenue	(10)	(9)
Adjusted EBITDA	$830	$720